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                                                                    Exhibit 99.1
[LOGO OF UNITED RENTALS]
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FOR IMMEDIATE RELEASE
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                  UNITED RENTALS REPORTS FIRST QUARTER RESULTS

         GREENWICH, CT, April 24, 2002 - United Rentals, Inc. (NYSE: URI) today announced financial results for the first quarter ended March 31, 2002. The Company reported revenues of $599 million, compared to $619 million reported for the first quarter of 2001. Rental revenues were 74.5% of total 2002 revenues, sales of rental equipment were 6.5%, and sales of equipment and merchandise and other revenues were 19.0%. Same-store rental revenues decreased 2.4% year over year. Net income for the quarter, before a pre-tax charge of $349 million for goodwill impairment, was $7.6 million, or $0.08 per diluted share, compared with net income of $3.4 million, or $0.04 per diluted share ($12.7 million, or $0.14 per diluted share, if goodwill were accounted for under newly effective FAS
142), for the same period last year. Equipment utilization in the quarter was 49.6% compared to 53.3% in last year's first quarter, and sharing of equipment among branches accounted for 10.2% of rental revenues compared with 9.8% in last year's first quarter. Rental rates were down 3.5% compared to the same period last year.

         Bradley Jacobs, chairman and chief executive officer, said, "Our results for the first quarter were in line with our forecasts for a slow first half. Same-store rental revenue eased 2.4%, notwithstanding that non-residential construction was down about 17%, according to the most recent data from the U.S. Department of Commerce. The results also reflect our continuing cost cutting efforts that translated into a $10.4 million reduction in SG&A for the quarter year over year. This is the third consecutive quarter in which we've reduced our overhead.

         "We continue to forecast an improved second half as the anticipated economic recovery comes into place, and a return to strong revenue growth in 2003 once the full impact of the economic recovery is felt. About 75% of our cost of rentals is fixed or semi-variable, and this significant operating leverage should enable us to resume vigorous earnings growth when revenues increase.


         "During the quarter we acquired S&R Equipment, with six aerial lift equipment locations in Ohio, Indiana and Michigan and about $40 million in annual revenues. We will continue to consider additional accretive acquisitions."

         The Company will conduct an investor conference call at 11:00 AM (EDT) today. Interested parties can participate by dialing 1-719-457-2617. The conference call will also be broadcast live over the Internet at www.vcall.com
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and on the company's web site at www.unitedrentals.com.
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         United Rentals, Inc. is the largest equipment rental company in North
America, with an integrated network of 744 locations in 47 states, seven Canadian provinces, and Mexico. The Company serves more than 1.4 million customers, including construction and industrial companies, manufacturers, utilities, municipalities, homeowners and others. The

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Company offers for rent over 600 different types of equipment with a total original cost of approximately $3.5 billion. Additional information about United Rentals is available at the Company's web site at www.unitedrentals.com.
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         Certain statements contained in this presentation are forward-looking in nature. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "projects," "forecasts," "may," "will," "should," "on track" or "anticipates" or the negative thereof or comparable terminology, or by discussions of strategy. The Company's business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may materially differ from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) unfavorable economic and industry conditions can reduce demand and prices for the Company's products and services, (2) governmental funding for highway and other construction projects may not reach expected levels, (3) the Company may not have access to capital that it may require, and (4) any companies that United Rentals acquires could have undiscovered liabilities and may be difficult to integrate. These risks and uncertainties, as well as others, are discussed in greater detail in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

                                      # # #

Contact:
Fred Bratman
Vice President, Corporate Communications
United Rentals, Inc.
(203) 618-7323
fbratman@ur.com

                           (Financial table attached)

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                              UNITED RENTALS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                         (000's, except per share data)

                                                         Three months ended              Three months ended
                                                            March 31, 2002                 March 31, 2001
                                                            --------------                 --------------
Revenues:
  Equipment rentals                                             $446,288                       $461,382
  Sales of rental equipment                                       39,130                         39,122
  Sales of equipment and
    merchandise and other revenues                               113,547                        118,600
                                                               ---------                      ---------
Total revenues                                                   598,965                        619,104

Cost of revenues:
  Cost of equipment rentals, excluding depreciation              235,562                        230,033
  Depreciation of rental equipment                                78,050                         76,801
  Cost of rental equipment sales                                  25,132                         23,076
  Cost of equipment and merchandise sales
    and other operating costs                                     81,013                         86,627
                                                               ---------                      ---------
Total cost of revenues                                           419,757                        416,537
                                                               ---------                      ---------

Gross profit                                                     179,208                        202,567

Selling, general and administrative expenses                      98,495                        108,893
Non-rental depreciation and amortization                          13,884                         26,107
                                                               ---------                      ---------

Operating income                                                  66,829                         67,567

Interest expense                                                  54,677                         62,405
Other (income) expense, net                                         (280)                          (670)
                                                               ---------                      ---------

Income before provision for income taxes
  and cumulative effect of change in
  accounting principle                                            12,432                          5,832
Provision for income taxes                                         4,848                          2,420
                                                               ---------                      ---------

Net income before cumulative effect of change
  in accounting principle                                          7,584                          3,412
Cumulative effect of change in accounting
  principle, net of tax                                         (288,339)
                                                               ---------                      ---------

Net income                                                     $(280,755)                        $3,412 (a)
                                                               =========                         ======
Diluted earnings per share before cumulative
  effect of change in accounting principle                         $0.08                          $0.04
                                                                   =====                          =====

Diluted earnings per share                                        $(2.88)                         $0.04 (a)
                                                                  ======                          =====
Weighted average diluted
  shares outstanding                                              97,341                         91,609

(a) Net income and diluted earnings per share would have been $12,735 and $0.14, respectively, if goodwill were accounted for under newly effective FAS 142.